Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-286452) of our report dated February 27, 2025, except for Note 9 to which the date is April 9, 2025 and Note 10 to which the date is April 30, 2025, relating to the financial statements of Pelican Acquisition Corporation appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Morristown, NJ

May 2, 2025